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                          SPECIAL INCENTIVE AGREEMENT

     This Special Incentive Agreement is dated as of November 20, 1999 by and between A. J. Clegg ("Executive") and Nobel Learning Communities, Inc. (the "Company"), a Delaware corporation.

                                  Background

     Executive is currently Chairman and Chief Executive Officer of the Company. The Company believes that retention of Executive is important to the continued growth and success of the Company. Accordingly, the Company desires to provide incentive to Executive to continue his employment with the Company and, to such end, desires to enter into this Agreement with Executive providing for payment of a special incentive, to be paid in addition to any other compensation to be payable to Executive.

     Now, Therefore, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                                     Terms

     1.   Incentive Payment.

          (a) Amount and Conditions of Incentive Payment. On each of the first, second and third anniversaries of the date hereof, if Executive is employed by the Company on such anniversary date, the Company will pay to Executive an incentive payment in the amount of $412,000 divided by three (3) (each, a "Incentive Payment Installment"); provided that if there is a Change in Control (defined below) of the Company, within 30 days of the occurrence of such Change in Control, the Company will pay to Executive any Incentive Payment Installment which has not yet been paid (in lieu of making payment on the applicable anniversary date).

          (b)  Other Compensation. The incentive payment provided for in this
Section 1(a) shall be in addition to any other compensation (including any bonus or severance payment) to be payable to Executive.

          (c) Definition of "Change in Control". "Change in Control" shall mean the point in time when any person (as such term is used in Section 13 of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations thereunder and including any Affiliate or Associate of such person, as such terms defined in Rule 12b-2 under the Exchange Act, and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than 50 percent of the voting power entitled to be cast at elections for directors of the Company.

2.   Miscellaneous.
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     2.1  Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to be properly given if transmitted by overnight courier service or first class certified mail (return receipt requested), in each case postage or other charges prepaid, addressed to the other party at the address shown below. Any party may change such address by notice given in such manner. All notices shall be effective upon receipt or refusal of delivery.

          If to the Company:

               Nobel Learning Communities, Inc.
               Rose Tree Corporate Center II
               1400 North Providence Road
               Suite 3055
               Attn: General Counsel

          If to Executive:

               Mr. A. J. Clegg
               136 Hunt Valley Circle
               Berwyn, PA 19312


     2.2 Right Not to Affect Employment. The incentive payment arrangements specified in this Agreement shall not confer upon Executive any right to continue in the employment of the Company or any subsidiary of the Company, irrespective of whether termination would affect Executive's ability to satisfy the conditions specified in Section 1.

     2.3 Governing Law. This Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     2.4 Binding Effect and Assignability. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns, but shall not be assigned without the written consent of both parties.

     2.5 Entire Agreement. This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by both Executive and the Company.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                              Nobel Learning Communities, Inc.


                              By:_______________________
                                  Edward Chambers,
                                    Chairman of the Compensation Committee,
                                    as authorized by the Compensation Committee




                              _______________________
                              A. J. Clegg

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